UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Suite 300, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously disclosed, on February 15, 2011 Inuvo, Inc. entered into a Business Financing Agreement with Bridge Bank, National Association (“Bridge Bank’) for an $8.475 million revolving credit facility which included a two-year $8 million revolving line of credit and an additional credit of $475,000 term credit.  On June 2, 2011 we entered into a Business Financing Modification Agreement with Bridge Bank effective May 25, 2011 pursuant to which $1 million of the revolving line of credit has been converted to a nonformula sublimit of availability that matures in 240 days.  In order to secure this additional availability, Mr. Charles D. Morgan, a member of our Board of Directors, provided a backup letter of credit to Bridge Bank in the amount of $1 million.  In connection therewith, we entered into a Reimbursement and Security Agreement with Mr. Morgan pursuant to which we granted him a second position security interest in and to our assets and agreed to reimburse him should Bridge Bank be required to draw against the backup letter of credit provided by him.  We intend to use this credit line for our working capital needs.

Attached as Exhibits 10.19, 10.20 and 10.21, respectively, are the Business Financing Modification Agreement, the form of Reimbursement and Security Agreement and the Subordination Agreement.

ITEM 8.01    OTHER EVENTS.

On May 31, 2011 Morex Marketing Group LLC (“Morex”), a wholly-owned subsidiary of Inuvo, Inc., notified Contact Centers of America, LLC (“CCA”) that it was exercising its right to terminate the Master Services Agreement between the parties without cause.  CCA had been engaged in July 2010 to run call center support for the company’s lead generation operations from Inuvo’s Clearwater headquarters.  Pursuant to the terms of the Master Services Agreement, Morex will be required to pay CCA an exit lump sum payment of $360,000 in July 2011. The company has decided to cease all telemarketing activities associated with its business.

CCA sub-leases approximately 15,000 square feet of office space from us in our Clearwater headquarters for $20,097.22 per month rental.  CCA has the right to terminate this sub-lease upon 30 days notice to us.  As of the date hereof, we have not been notified of its intent to terminate.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.19	Business Financing Modification Agreement between Inuvo, Inc. and Bridge Bank, National Association.
10.20	Form of Reimbursement and Security Agreement between Inuvo, Inc. and Charles D. Morgan
10.21	Subordination Agreement between Bridge Bank, National Association and Charles D. Morgan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 6, 2011	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

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